Exhibit 99.1
RingCentral Announces First Quarter 2025 Results
Exceeded $2.5 billion in ARR
Total revenue at the high end of guidance with record cash flow
GAAP operating profitable for the third consecutive quarter; non-GAAP operating margin above guidance
Now has over 1,000 paying customers on each of RingCX and AI Receptionist (AIR)

Belmont, Calif. – May 8, 2025 – RingCentral, Inc. (NYSE: RNG), a global leader in AI-powered business communications, today announced financial results for the first quarter ended March 31, 2025.

“Our continued leadership in UCaaS, combined with strong early momentum in CCaaS and accelerated adoption of our AI-powered solutions, drove solid Q1 results, with ARR surpassing $2.5 billion,” said Vlad Shmunis, RingCentral’s Founder, Chairman, and CEO. “Notably, our newest offering, AI Receptionist (AIR), is generating significant excitement. Voice is being reinvented through AI, and AIR lays the groundwork for our broader vision of a Voice-First Agentic AI platform, and we now have over 1,000 AIR customers activated. AIR joins our AI suite—including RingSense, AI Assistant, and AI Quality Management—increasing our TAM, enhancing our ability to expand wallet share, and positioning us for long-term success.”
“We had a solid start to the year. Our strong product portfolio, leading market position, and continued financial discipline drove margin leverage and record cash flow, while reducing SBC by 250 basis points,” said Abhey Lamba, RingCentral's CFO. “We also reduced debt by $166 million while continuing to execute on our share buyback program. We are confident in achieving approximately $600 million in operating cash flow and exceeding $500 million of free cash flow in 2025. Looking forward, we remain focused on scaling our new products and delivering further operating efficiencies.”
Financial Results for the First Quarter 2025
•Revenue: Total revenue was $612 million for the first quarter of 2025, up from $584 million in the first quarter of 2024, representing 5% year-over-year growth. Subscriptions revenue of $590 million increased 6% year-over-year and accounted for 96% of total revenue.
•Operating Income (Loss): GAAP operating income was $10 million, compared to a loss of ($11) million in the same period last year. Non-GAAP operating income was $133 million, or 21.8% of total revenue, compared to $121 million, or 20.7% of total revenue, in the same period last year.
•Adjusted EBITDA: Adjusted EBITDA was $155 million, or 25.3% of total revenue, compared to $143 million, or 24.4% of total revenue, in the same period last year.
•Net Income (Loss) Per Share: GAAP net loss per share improved to ($0.11), compared to ($0.31) in the same period last year. Diluted non-GAAP net income per share was $1.00, compared to $0.87 per share in the same period last year. The first quarters of 2025 and 2024 reflected an approximately 22.5% non-GAAP tax rate.

•Cash Flow: Net cash provided by operating activities for the first quarter of 2025 was $150 million, or 24.5% of total revenue, compared to $96 million, or 16.4% of total revenue, for the first quarter of 2024. Free cash flow for the first quarter of 2025 was $130 million, or 21.3% of total revenue. This includes cash paid for interest of $23 million, and restructuring and other payments of $7 million. For comparison, free cash flow for the first quarter of 2024 was $77 million, which included cash paid for interest of $23 million, restructuring and other payments of $15 million, and cash received from certain strategic partners of $10 million.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the first quarter of 2025 was $154 million. Our cash balance reflects the repurchase of $50 million in shares during the first quarter of 2025 under the plans previously authorized by our Board. We currently have approximately $218 million remaining on our total authorization.
Additional Highlights
•RingCX: Now has 1,000+ customers using RingCX for omnichannel AI contact center capabilities. As an example, NHS Hertfordshire, a regional healthcare trust in the UK, went live deploying RingCX in Q1and is already seeing a 30% drop in wait times within their call center.
•RingSense: In Q1, reported 2,800+ customers using RingSense AI for insights and coaching—up from 2,000+ last quarter. As an example, MedCare, a long-time RingEX customer, recently added RingSense and has used the AI-powered analysis to reduce the time spent on manual call reviews by 90%, freeing up resources to allocate more focus on care and outcomes.
•AI Receptionist: Now has over 1,000 activated customers on AIR, with many more customers going live every day. AIR analyzes conversations, scores calls, surfaces coaching opportunities and delivers key performance metrics. As an example, Owen Security is saving each agent 2-4 hours per day, which is a 50% decrease in time spent on inbound calls.
•RingCX for Salesforce Service Cloud Voice: Announced on May 5th, this new integration brings our contact center capabilities, including voice and digital channels, into the Salesforce CRM ecosystem. This powerful combination creates faster and more intelligent workflows and better customer outcomes.
•Global Service Provider Updates: Joining our family of GSP partners, announced Cox Communications will offer “Cox Business Connect with RingCentral” powered by RingEX and “Cox Business Contact Center with RingCentral” powered by RingCX. Also added Altafiber, formerly known as Cincinnati Bell, operating under Altafiber and Hawaii Telcom brands, as a global service provider partner.
•RingCX Industry Recognition: Earned multiple industry recognitions for RingCX – a Leader in Aragon Research’s Intelligent Contact Center Globe; A Leader and Outperformer in GigaOm’s CCaaS Radar; and “Exemplary” status in ISG’s Contact Center Buyers Guide.
Financial Outlook
Full Year 2025 Guidance:
•Subscriptions revenue growth range of 5% to 7% year-over-year.
•Total revenue growth range of 4% to 6% year-over-year.
•GAAP operating margin range of 4.5% to 5.2%.
•Non-GAAP operating margin of approximately 22.5%, up approximately 150 basis points year-over-year.
•Non-GAAP EPS range of $4.13 to $4.27 based on 93.5 to 94.5 million fully diluted shares.
•Share-based compensation range of $300 to $310 million.
•Free cash flow of approximately $500 to $510 million, growth of approximately 25% at the midpoint.

Second Quarter 2025 Guidance:
•Subscriptions revenue range of $594 to $600 million, representing year-over-year growth of 5% to 6%.
•Total revenue of $614 to $620 million, representing year-over-year growth of 4% to 5%.
•GAAP operating margin range of 4.4% to 5.5%.
•Non-GAAP operating margin of 22.0% to 22.5%.
•Non-GAAP EPS of $1.00 to $1.04 based on 92.3 to 92.8 million fully diluted shares.
•Share-based compensation range of $70 to $73 million.
For a reconciliation of our forecasted non-GAAP operating margin and free cash flow, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2025, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the first quarter of 2025 and outlook for the second quarter and full year of 2025.
•When: Thursday, May 8, 2025 at 2:00PM PT (5:00PM ET).
•Dial-in: 1-888-349-0093 from the United States; 1-412-317-5201 internationally
•Webcast: RingCentral Q1 2025 Earnings Webcast (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on May 15, 2025, a telephone replay will be available by dialing 1-844-512-2921 from the United States or 1-412-317-6671 internationally with recording access code 10198140.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at https://ir.ringcentral.com.
About RingCentral
RingCentral is a leading provider of AI-powered cloud business communications, contact center, video and hybrid event solutions. RingCentral empowers businesses with conversation intelligence, and unlocks rich customer and employee interactions to provide insights and improved business outcomes. With decades of expertise in reliable and secure cloud communications, RingCentral has earned the trust of millions of customers and thousands of partners worldwide. Visit ringcentral.com to learn more.
© 2025 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Contact Center and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, our expectations regarding our profitability and our non-GAAP free cash flow, our expectations around the contribution of our new products, our estimates and expectations regarding third parties, and our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to attract new customers and grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with channel partners and strategic partners; our ability to realize the anticipated benefits of our strategic relationships; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, impairment charges related to the abandonment of leased facilities, change in fair-value of contingent consideration, net impact of amended agreements with partners, and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as Non-GAAP income (loss) from operations excluding depreciation and amortization. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, impairment charges related to the abandonment of leased facilities, change in fair-value of contingent consideration, net impact of amended agreements with partners, restructuring costs, non-cash interest expense associated with amortization of debt discount and issuance costs related to our long term debt, loss (gain) associated with investments, loss (gain) on early extinguishment of debt, intercompany remeasurement gains or losses, and the related income tax effect of these adjustments.

Non-GAAP free cash flow is defined as GAAP net cash provided by (used in) operating activities adjusted for capital expenditures including purchases of property and equipment and capitalized internal-use software. We believe information regarding Non-GAAP free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash. Non-GAAP free cash flow margin is defined as Non-GAAP free cash flow divided by total GAAP revenues.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, and Non-GAAP free cash flow margin provide useful measure for period-to-period comparisons of our business.
We have provided certain revenue-related information adjusted for constant currency to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results in currencies other than United States dollars are converted into United States dollars at the average exchange rate prevailing for the period being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions (ARR), including on a constant currency basis, as well as Net Monthly Subscriptions Dollar Retention Rate. To present ARR on a constant currency basis, ARR in currencies other than United States dollars are converted into United States dollars at the closing exchange rate prevailing for the period being compared to for growth rate calculations presented, rather than the closing exchange rates for the current period. We define our ARR as our monthly recurring subscriptions (MRR) multiplied by 12. Our MRR equals the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We define our Net Monthly Subscription Dollar Retention Rate as (i) one plus (ii) the quotient of Dollar Net Change divided by Average Monthly Recurring Subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.
Investor Relations Contact:
Abhey Lamba, CFO
650-546-4352
ir@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
650-562-6545
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$154,436	$242,811
Accounts receivable, net	381,117	386,252
Deferred and prepaid sales commission costs	179,158	182,615
Prepaid expenses and other current assets	65,531	59,444
Total current assets	780,242	871,122
Property and equipment, net	181,824	180,650
Operating lease right-of-use assets	39,918	46,463
Deferred and prepaid sales commission costs, non-current	307,046	325,198
Goodwill	83,756	82,986
Acquired intangibles, net	225,168	258,526
Other assets	13,638	14,928
Total assets	$1,631,592	$1,779,873
Liabilities, Temporary Equity, and Stockholders’ Deficit
Current liabilities
Accounts payable	$61,273	$21,866
Accrued liabilities	270,868	283,799
Current portion of long-term debt, net	627,462	181,252
Deferred revenue	248,693	261,882
Total current liabilities	1,208,296	748,799
Long-term debt, net	736,250	1,347,881
Operating lease liabilities	22,616	29,733
Other long-term liabilities	6,178	4,930
Total liabilities	1,973,340	2,131,343

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders’ deficit
Common stock	9	9
Additional paid-in capital	1,234,108	1,215,377
Accumulated other comprehensive loss	(7,562)	(8,881)
Accumulated deficit	(1,767,752)	(1,757,424)
Total stockholders’ deficit	$(541,197)	$(550,919)
Total liabilities, temporary equity and stockholders’ deficit	$1,631,592	$1,779,873

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues
Subscriptions	$590,112	$557,487
Other	21,944	26,724
Total revenues	612,056	584,211
Cost of revenues
Subscriptions	153,095	143,650
Other	27,355	26,829
Total cost of revenues	180,450	170,479
Gross profit	431,606	413,732
Operating expenses
Research and development	81,983	80,528
Sales and marketing	274,898	272,730
General and administrative	64,385	71,373
Total operating expenses	421,266	424,631
Income (loss) from operations	10,340	(10,899)
Other income (expense), net
Interest expense	(16,115)	(16,254)
Other income	1,402	1,944
Other expense, net	(14,713)	(14,310)
Loss before income taxes	(4,373)	(25,209)
Provision for income taxes	5,955	3,285
Net loss	$(10,328)	$(28,494)
Net loss per common share
Basic and diluted	$(0.11)	$(0.31)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	91,015	93,142

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(10,328)	$(28,494)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	55,061	56,651
Share-based compensation	77,881	88,168
Amortization of deferred and prepaid sales commission costs	40,789	38,599
Amortization of debt discount and issuance costs	1,131	1,003
Reduction of operating lease right-of-use assets	6,985	5,074
Provision for bad debt	4,437	1,562
Other	(234)	534
Changes in assets and liabilities:
Accounts receivable	698	(8,481)
Deferred and prepaid sales commission costs	(25,236)	(35,937)
Prepaid expenses and other assets	(5,399)	6,397
Accounts payable	38,461	(28,732)
Accrued and other liabilities	(15,997)	(9,935)
Deferred revenue	(13,189)	13,071
Operating lease liabilities	(5,398)	(3,386)
Net cash provided by operating activities	149,662	96,094
Cash flows from investing activities
Purchases of property and equipment	(5,587)	(6,133)
Capitalized internal-use software	(13,899)	(13,276)
Net cash used in investing activities	(19,486)	(19,409)
Cash flows from financing activities
Payments for taxes related to net share settlement of equity awards	(1,904)	(2,020)
Payments for repurchases of common stock	(50,000)	(80,468)
Payments for the settlement of convertible notes	(161,326)	—
Payments for fees on long-term debt	(1,018)	(1,867)
Repayments of principal on long-term debt	(5,000)	(5,000)
Repayments for financing obligations	(633)	(1,224)
Payments for contingent consideration	—	(4,086)
Net cash used in financing activities	(219,881)	(94,665)
Effect of exchange rate changes	1,330	(1,085)
Net decrease in cash, cash equivalents, and restricted cash	(88,375)	(19,065)
Cash, cash equivalents, and restricted cash
Beginning of period	242,811	222,195
End of period	$154,436	$203,130

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
Revenues
Subscriptions	$590,112	$557,487
Other	21,944	26,724
Total revenues	$612,056	$584,211
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	$153,095	$143,650
Share-based compensation	(4,929)	(6,324)
Amortization of acquired intangibles	(31,224)	(34,083)
Third-party relocation and other costs	(8)	(39)
Restructuring costs	(959)	(235)
Non-GAAP Subscriptions cost of revenues	$115,975	$102,969

GAAP Other cost of revenues	$27,355	$26,829
Share-based compensation	(1,545)	(2,059)
Amortization of acquired intangibles	(84)	(22)
Restructuring costs	$(576)	$(326)
Non-GAAP Other cost of revenues	$25,150	$24,422
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	80.3%	81.5%
Non-GAAP Other	(14.6)%	8.6%
Non-GAAP Gross profit	76.9%	78.2%
Operating expenses reconciliation
GAAP Research and development	$81,983	$80,528
Share-based compensation	(18,271)	(19,993)
Third-party relocation and other costs	(333)	(1,068)
Restructuring costs	(1,694)	(1,450)
Non-GAAP Research and development	$61,685	$58,017
As a % of total revenues non-GAAP	10.1%	9.9%

GAAP Sales and marketing	$274,898	$272,730
Share-based compensation	(36,037)	(34,847)
Amortization of acquired intangibles	(2,055)	(812)
Third-party relocation and other costs	(566)	(294)
Restructuring costs	(2,988)	(2,162)
Non-GAAP Sales and marketing	$233,252	$234,615
As a % of total revenues non-GAAP	38.1%	40.2%

GAAP General and administrative	$64,385	$71,373
Share-based compensation	(19,534)	(27,793)
Third-party relocation and other costs	(1,374)	(72)
Restructuring costs	(873)	(409)
Non-GAAP General and administrative	$42,604	$43,099
As a % of total revenues non-GAAP	7.0%	7.4%
Income (loss) from operations reconciliation
GAAP income (loss) from operations	$10,340	$(10,899)
Share-based compensation	80,316	91,016
Amortization of acquired intangibles	33,363	34,917
Third-party relocation and other costs	2,281	1,473
Restructuring costs	7,090	4,582
Non-GAAP Income from operations	$133,390	$121,089
Non-GAAP Operating margin	21.8%	20.7%
Adjusted EBITDA reconciliation
Depreciation and amortization	$21,698	$21,734
Non-GAAP Adjusted EBITDA	$155,088	$142,823
As a % of total revenues non-GAAP	25.3%	24.4%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2025	2024
Net income (loss) reconciliation
GAAP net loss	$(10,328)	$(28,494)
Share-based compensation	80,316	91,016
Amortization of acquired intangibles	33,363	34,917
Third-party relocation and other costs, net	2,281	1,473
Restructuring costs	7,090	4,582
Amortization of debt discount and issuance costs	1,131	1,003
Intercompany remeasurement (gain) loss	(78)	262
Income tax expense effects	(20,984)	(21,025)
Non-GAAP net income	$92,791	$83,734
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net loss per share	91,015	93,142
Effect of dilutive securities	1,908	2,807
Non-GAAP weighted average shares used in computing non-GAAP diluted net (loss) income per share	92,923	95,949

Diluted net income (loss) per share
GAAP net loss per share	$(0.11)	$(0.31)
Non-GAAP net (loss) income per share	$1.00	$0.87

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$149,662	$96,094
Capitalized expenditures	(19,486)	(19,409)
Non-GAAP free cash flow	$130,176	$76,685
Non-GAAP free cash flow margin	21.3%	13.1%

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN AND FREE CASH FLOW
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q2 2025		FY 2025
	Low Range	High Range	Low Range	High Range
GAAP income from operations	27	34	112	133
GAAP operating margin	4.4%	5.5%	4.5%	5.2%
Share-based compensation	73	70	310	300
Amortization of acquired intangibles	35	35	133	133
Restructuring costs	—	—	7	7
Non-GAAP income from operations	135	140	562	573
Non-GAAP operating margin	22.0%	22.5%	22.5%	22.5%

	FY 2025
	Low Range	High Range
GAAP net cash provided by operating activities	$585	$595
Capitalized expenditures	(85)	(85)
Non-GAAP free cash flow	$500	$510